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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

          SOFTECH ANNOUNCES THIRD QUARTER FINANCIAL RESULTS FOR FY 2006

REVENUE FROM PRODUCTCENTER TECHNOLOGY INCREASED 23% FOR Q3 2006; CASH SPENDING INCREASE OF 13% RELATED TO R&D, SALES & MARKETING INITIATIVES AND FINANCING COSTS

TEWKSBURY, Mass. - April 14, 2006 - SofTech, Inc. (OTCBB: SOFT), a proven provider of product lifecycle management (PLM) solutions, today announced Q3 fiscal 2006 results. Revenue for Q3 FY 2006 was $2.9 million as compared to $3.0 million for the same period in fiscal 2005. The net loss for the current quarter was ($581,000) or ($.05) per share as compared to ($394,000) or ($.03) per share for the same period in the prior fiscal year.

Revenue for the nine months ended February 28, 2006 was about $9.4 million as compared to about $9.0 million for the same period in the prior fiscal year. The net loss for the nine months ended February 28, 2006 was ($1,017,000) or ($.08) per share as compared to a net loss of ($943,000) or ($.08) per share for the same period in the prior fiscal year.

The net loss adjusted for non-cash expenses related to amortization of intangible assets resulting from acquisitions, a non-GAAP financial measure, was $(227,000) for the current quarter as compared to $217,000 for the same period in the prior fiscal year. This same non-GAAP financial measure for the nine months ended February 28, 2006 was $501,000 as compared to $889,000 for the same period in the prior year. A reconciliation is provided on the attached Financial Summary.

The Company's revenue is derived almost entirely from technology acquisitions completed between 1997 and 2002. As a result, management believes the Company's financial profile is very unique, at least in the industry in which it operates. Approximately 71% of its assets are composed of intangible assets related to these acquisitions. The amortization of these intangible assets was approximately 15% of its total expenses and 16% of its revenue. Further, the periods over which these intangible costs are expensed are highly judgmental.

It is management's opinion that comparing results of operations from period to period and to other companies in our industry absent these non-cash expenses related to acquisitions is a more meaningful measure of our performance given the Company's unique financial profile detailed above. It is also management's belief that this non-GAAP measure of performance is one of the most critical measures of Company valuation for investors. Lastly, this measure of performance has been, and is expected to

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continue to be, a significant component of the incentive compensation plan for the Company's President.

"Our revenue performance for Q3 was well below our expectations" said Joe Mullaney, SofTech's President. "We enjoyed 23% revenue growth from our ProductCenter technology offering in Q3 2006 ( and 23% for the nine months) as compared to the same period in 2005, however, our CADRA and CAM product lines struggled with a combined 23% revenue decline for the quarter (and 11% for the nine months). As we finish up the fiscal year our goal is maintain the significant growth momentum for ProductCenter while bolstering our CADRA and CAM technology offerings through additional marketing incentives."

"The value of our ProductCenter PLM technology is very clear. We have increased our investment in this technology during the year which is the primary reason for the 13% increase in cash expenditures in Q3 2006 as compared to the same period in 2005. As of the end of the quarter the market reach of this technology has been greatly expanded. We introduced the German, Italian and French versions of ProductCenter, as well as the integration for the CATIA and the Unigraphics proprietary CAD technology offerings. By the end of the fiscal year we expect that we will also be able to support Microsoft's SQL Server database as well. These investments in ProductCenter are partly responsible for the increased net loss in Q3 but we hope it will fuel revenue and profit growth in the future."

"Our ProductCenter PLM technology offers its users an affordable, easy to use/install, data management and collaboration technology for managing the lifecycle of its products and is especially applicable in a multi-CAD environment. Our 23% revenue growth in 2006 for this product demonstrates the market's recognition of these attributes. With the addition of new languages, additional proprietary CAD tool integrations and Microsoft SQL Server we hope to continue this revenue growth into 2007 and beyond," Mullaney added.

ABOUT SOFTECH
SofTech, Inc. (OTCBB: SOFT) is a proven provider of product lifecycle management
(PLM) solutions with its flagship ProductCenter(TM) PLM solution, and its computer-aided design and manufacturing (CAD/CAM) products, including CADRA(TM) and Prospector(TM).

SofTech's solutions accelerate products and profitability by fostering innovation, extended enterprise collaboration, product quality improvements, and compressed time-to-market cycles. SofTech excels in its sensible approach to delivering enterprise PLM solutions, with comprehensive out-of-the-box capabilities, to meet the needs of manufacturers of all sizes quickly and cost-effectively.

Over 100,000 users benefit from SofTech solutions, including General Electric Company, Goodrich, Honeywell, Siemens, Sikorsky Aircraft, U.S. Army, and Whirlpool

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Corporation. Headquartered in Tewksbury, Massachusetts, SofTech
(www.softech.com) has locations and distribution partners throughout North America, Europe, and Asia.

SofTech, CADRA, ProductCenter and Prospector are trademarks of SofTech, Inc. All other products or company references are the property of their respective holders.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
The statements made above with respect to SofTech's outlook for fiscal 2006 and beyond represent "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934 and are subject to a number of risks and uncertainties. These include, among other risks and uncertainties, general business and economic conditions, generating sufficient cash flow from operations to fund working capital needs, potential obsolescence of the Company's technologies, maintaining existing relationships with the Company's lenders, successful introduction and market acceptance of planned new products and the ability of the Company to attract and retain qualified personnel both in our existing markets and in new territories.


Contact: Joseph P. Mullaney
         President and COO
         (781) 890-8373

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
SOFTECH, INC.
FINANCIAL SUMMARY
(in thousands, except per share data)

STATEMENTS OF OPERATIONS:

                                                  FOR THE THREE MONTH PERIODS ENDED
------------------------------------- ----------------------------------- -----------------------------------
                                                  FEBRUARY 28,                       FEBRUARY 28,
                                                      2006                               2005
                                                      ----                               ----
------------------------------------- ----------------------------------- -----------------------------------
Revenue                                            $ 2,924                            $    3,010
------------------------------------- ----------------------------------- -----------------------------------
Loss from operations                                  (260)                                 (178)
------------------------------------- ----------------------------------- -----------------------------------
Net loss                                              (581)                                 (394)
------------------------------------- ----------------------------------- -----------------------------------
Loss per share                                        (.05)                                 (.03)
------------------------------------- ----------------------------------- -----------------------------------


                                                 FOR THE NINE MONTH PERIODS ENDED
------------------------------------- ----------------------------------- -----------------------------------
                                                  FEBRUARY 28,                       FEBRUARY 28,
                                                      2006                               2005
                                                      ----                               ----
------------------------------------- ----------------------------------- -----------------------------------
Revenue                                            $ 9,383                            $    9,008
------------------------------------- ----------------------------------- -----------------------------------
Loss from operations                                  (167)                                 (261)
------------------------------------- ----------------------------------- -----------------------------------
Net loss                                            (1,017)                                 (943)
------------------------------------- ----------------------------------- -----------------------------------
Loss per share                                        (.08)                                 (.08)
------------------------------------- ----------------------------------- -----------------------------------

RECONCILIATION OF NET LOSS TO PRO FORMA NET INCOME:

The net loss calculated in accordance with GAAP is adjusted below by non-cash expenses related to amortization of intangible assets resulting from acquisitions. It is management's view that this non-GAAP financial measure of cash flow provides important information in understanding the Company's financial performance.

                                                  FOR THE THREE MONTH PERIODS ENDED
------------------------------------- ----------------------------------- -----------------------------------
                                                 FEBRUARY 28,                        FEBRUARY 28,
                                                     2006                                2005
                                                     ----                                ----
------------------------------------- ----------------------------------- -----------------------------------
Net loss                                           $ (581)                            $   (394)
------------------------------------- ----------------------------------- -----------------------------------
Plus: Non-cash amortization                           354                                  611
                                                      ---                                  ---
------------------------------------- ----------------------------------- -----------------------------------
Pro Forma net income (loss)                          (227)                                 217
------------------------------------- ----------------------------------- -----------------------------------


                                                  FOR THE NINE MONTH PERIODS ENDED
------------------------------------- ----------------------------------- -----------------------------------
                                                   FEBRUARY 28,                      FEBRUARY 28,
                                                       2006                              2005
                                                       ----                              ----
------------------------------------- ----------------------------------- -----------------------------------
Net loss                                          $ (1,017)                           $    (943)
------------------------------------- ----------------------------------- -----------------------------------
Plus: Non-cash amortization                          1,518                                1,832
                                                     -----                                -----
------------------------------------- ----------------------------------- -----------------------------------
Pro Forma net income                                   501                                  889
------------------------------------- ----------------------------------- -----------------------------------